                                                                    EXHIBIT 99.2

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1995
                    (In thousands, except per share amounts)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                     (RECLASSIFIED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING REVENUES
  Electric                                            $    166,114    $    80,117    $   246,231    $       -      $   246,231
  Gas                                                      100,190         72,162        172,352            -          172,352
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  266,304        152,279        418,583            -          418,583
                                                     --------------  -------------  -------------  -------------  -------------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity                         36,891         17,159         54,050            -           54,050
  Cost of gas sold                                          59,434         49,137        108,571            -          108,571
  Cooper Nuclear Station non-fuel costs                     21,178            -           21,178            -           21,178
  Other operating expenses                                  44,255         24,637         68,892           (261)        68,631
  Maintenance                                               10,815         10,477         21,292            -           21,292
  Depreciation and amortization                             23,364         15,555         38,919            -           38,919
  Income taxes                                              15,271          7,126         22,397            -           22,397
  Property and other taxes                                  17,646          9,337         26,983            -           26,983
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  228,854        133,428        362,282           (261)       362,021
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING INCOME                                            37,450         18,851         56,301            261         56,562
                                                     --------------  -------------  -------------  -------------  -------------
OTHER INCOME
  Subsidiaries
    Revenues                                                29,178         13,437         42,615            -           42,615
    Other income                                               855          6,225          7,080            -            7,080
    Expenses                                               (30,009)       (18,641)       (48,650)            16        (48,634)
                                                     --------------  -------------  -------------  -------------  -------------
      Net income                                                24          1,021          1,045             16          1,061
  Miscellaneous                                                265           (245)            20            -               20
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                      289            776          1,065             16          1,081
                                                     --------------  -------------  -------------  -------------  -------------
INCOME BEFORE UTILITY INTEREST CHARGES                      37,739         19,627         57,366            277         57,643
                                                     --------------  -------------  -------------  -------------  -------------
UTILITY INTEREST CHARGES
  Interest on long-term debt                                13,640          6,073         19,713            -           19,713
  Other interest expense                                       409            895          1,304            -            1,304
  Allowance for borrowed funds                                (436)          (792)        (1,228)           -           (1,228)
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   13,613          6,176         19,789            -           19,789
                                                     --------------  -------------  -------------  -------------  -------------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                         24,126         13,451         37,577            277         37,854
INCOME FROM DISCONTINUED OPERATIONS
(net of income taxes)                                          -              -              -              -              -
                                                     --------------  -------------  -------------  -------------  -------------
NET INCOME                                                  24,126         13,451         37,577            277         37,854

PREFERRED AND PREFERENCE DIVIDENDS                           1,370            911          2,281            -            2,281
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS ON COMMON STOCK                              $     22,756    $    12,540    $    35,296    $       277    $    35,573
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
AVERAGE COMMON SHARES OUTSTANDING                           56,022         29,828         99,869            -           99,869
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS PER COMMON SHARE
Continuing operations                                 $       0.41    $      0.42    $      0.35    $       -      $      0.36
Discontinued operations                                        -              -              -              -              -
                                                     --------------  -------------  -------------  -------------  -------------
Earnings per average common share                     $       0.41    $      0.42    $      0.35    $       -      $      0.36
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1994
                    (In thousands, except per share amounts)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                     (RECLASSIFIED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING REVENUES
  Electric                                            $    161,275    $    84,608    $   245,883    $       -      $   245,883
  Gas                                                      126,232        100,256        226,488            -          226,488
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  287,507        184,864        472,371            -          472,371
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity                         36,134         20,174         56,308            -           56,308
  Cost of gas sold                                          87,036         75,040        162,076            -          162,076
  Cooper Nuclear Station non-fuel costs                     21,680            -           21,680            -           21,680
  Other operating expenses                                  35,758         27,197         62,955            -           62,955
  Maintenance                                               11,363         12,028         23,391            -           23,391
  Depreciation and amortization                             22,848         15,383         38,231            -           38,231
  Income taxes                                              17,284          6,935         24,219            -           24,219
  Property and other taxes                                  13,924          9,303         23,227            -           23,227
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  246,027        166,060        412,087            -          412,087
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING INCOME                                            41,480         18,804         60,284            -           60,284
                                                     --------------  -------------  -------------  -------------  -------------
OTHER INCOME
  Subsidiaries
    Revenues                                                40,424         15,775         56,199            -           56,199
    Other income                                             3,149          9,625         12,774            -           12,774
    Expenses                                               (42,156)       (21,692)       (63,848)           -          (63,848)
                                                     --------------  -------------  -------------  -------------  -------------
      Net income                                             1,417          3,708          5,125            -            5,125
  Miscellaneous                                                 77            508            585            -              585
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                    1,494          4,216          5,710            -            5,710
                                                     --------------  -------------  -------------  -------------  -------------
INCOME BEFORE UTILITY INTEREST CHARGES                      42,974         23,020         65,994            -           65,994
                                                     --------------  -------------  -------------  -------------  -------------
UTILITY INTEREST CHARGES
  Interest on long-term debt                                12,275          5,860         18,135            -           18,135
  Other interest expense                                       824            285          1,109            -            1,109
  Allowance for borrowed funds                                (503)          (215)          (718)           -             (718)
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   12,596          5,930         18,526            -           18,526
                                                     --------------  -------------  -------------  -------------  -------------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                         30,378         17,090         47,468            -           47,468
LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                                         (759)           -             (759)           -             (759)
                                                     --------------  -------------  -------------  -------------  -------------
NET INCOME                                                  29,619         17,090         46,709            -           46,709

PREFERRED AND PREFERENCE DIVIDENDS                           1,370          1,203          2,573            -            2,573
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS ON COMMON STOCK                              $     28,249    $    15,887    $    44,136    $       -      $    44,136
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
AVERAGE COMMON SHARES OUTSTANDING                           54,703         29,349         97,846            -           97,846
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS PER COMMON SHARE
Continuing operations                                 $       0.53    $      0.54    $      0.46    $       -      $      0.46
Discontinued operations                                      (0.01)           -            (0.01)           -            (0.01)
                                                     --------------  -------------  -------------  -------------  -------------
Earnings per average common share                     $       0.52    $      0.54    $      0.45    $       -      $      0.45
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                    (In thousands, except per share amounts)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                     (RECLASSIFIED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING REVENUES
  Electric                                            $    665,705    $   355,955    $ 1,021,660    $       -      $ 1,021,660
  Gas                                                      292,886        199,129        492,015            -          492,015
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  958,591        555,084      1,513,675            -        1,513,675
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity                        145,239         68,748        213,987            -          213,987
  Cost of gas sold                                         191,585        135,197        326,782            -          326,782
  Cooper Nuclear Station non-fuel costs                     93,377            -           93,377            -           93,377
  Other operating expenses                                 159,176        105,916        265,092         (4,279)       260,813
  Maintenance                                               54,610         46,665        101,275            -          101,275
  Depreciation and amortization                             92,400         61,829        154,229            -          154,229
  Income taxes                                              40,546         29,185         69,731            -           69,731
  Property and other taxes                                  61,087         33,903         94,990            -           94,990
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  838,020        481,443      1,319,463         (4,279)     1,315,184
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING INCOME                                           120,571         73,641        194,212          4,279        198,491
                                                     --------------  -------------  -------------  -------------  -------------
OTHER INCOME
  Subsidiaries
    Revenues                                               115,629         59,685        175,314            -          175,314
    Other income                                             8,631         30,717         39,348            -           39,348
    Expenses                                              (118,036)       (81,386)      (199,422)           307       (199,115)
                                                     --------------  -------------  -------------  -------------  -------------
      Net income                                             6,224          9,016         15,240            307         15,547
  Miscellaneous                                              3,159            380          3,539            -            3,539
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                    9,383          9,396         18,779            307         19,086
                                                     --------------  -------------  -------------  -------------  -------------
INCOME BEFORE UTILITY INTEREST CHARGES                     129,954         83,037        212,991          4,586        217,577
                                                     --------------  -------------  -------------  -------------  -------------
UTILITY INTEREST CHARGES
  Interest on long-term debt                                50,191         23,731         73,922            -           73,922
  Other interest expense                                     4,995          1,644          6,639            -            6,639
  Allowance for borrowed funds                              (2,481)        (1,474)        (3,955)           -           (3,955)
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   52,705         23,901         76,606            -           76,606
                                                     --------------  -------------  -------------  -------------  -------------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                         77,249         59,136        136,385          4,586        140,971
LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                                       (5,645)           -           (5,645)           -           (5,645)
                                                     --------------  -------------  -------------  -------------  -------------
NET INCOME                                                  71,604         59,136        130,740          4,586        135,326

PREFERRED AND PREFERENCE DIVIDENDS                           5,480          5,071         10,551            -           10,551
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS ON COMMON STOCK                              $     66,124    $    54,065    $   120,189    $     4,586    $   124,775
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
AVERAGE COMMON SHARES OUTSTANDING                           55,178         29,492         98,531            -           98,531
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS PER COMMON SHARE
Continuing operations                                 $       1.30    $      1.83    $      1.28    $       -      $      1.32
Discontinued operations                                      (0.10)           -            (0.06)           -            (0.06)
                                                     --------------  -------------  -------------  -------------  -------------
Earnings per average common share                     $       1.20    $      1.83    $      1.22    $       -      $      1.27
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                    (In thousands, except per share amounts)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                     (RECLASSIFIED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING REVENUES
  Electric                                            $    664,377    $   338,593    $ 1,002,970    $       -      $ 1,002,970
  Gas                                                      332,168        206,821        538,989            -          538,989
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  996,545        545,414      1,541,959            -        1,541,959
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity                        152,766         64,619        217,385            -          217,385
  Cost of gas sold                                         224,337        141,712        366,049            -          366,049
  Cooper Nuclear Station non-fuel costs                     76,627            -           76,627            -           76,627
  Other operating expenses                                 159,812        104,281        264,093            -          264,093
  Maintenance                                               57,077         44,524        101,601            -          101,601
  Depreciation and amortization                             89,805         61,017        150,822            -          150,822
  Income taxes                                              43,887         24,477         68,364            -           68,364
  Property and other taxes                                  59,837         33,401         93,238            -           93,238
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  864,148        474,031      1,338,179            -        1,338,179
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING INCOME                                           132,397         71,383        203,780            -          203,780
                                                     --------------  -------------  -------------  -------------  -------------
OTHER INCOME
  Subsidiaries
    Revenues                                                82,202         54,979        137,181            -          137,181
    Other income                                             6,401         29,105         35,506            -           35,506
    Expenses                                               (87,287)       (71,583)      (158,870)           -         (158,870)
                                                     --------------  -------------  -------------  -------------  -------------
      Net income                                             1,316         12,501         13,817            -           13,817
  Miscellaneous                                             13,171            461         13,632            -           13,632
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   14,487         12,962         27,449            -           27,449
                                                     --------------  -------------  -------------  -------------  -------------
INCOME BEFORE UTILITY INTEREST CHARGES                     146,884         84,345        231,229            -          231,229
                                                     --------------  -------------  -------------  -------------  -------------
UTILITY INTEREST CHARGES
  Interest on long-term debt                                56,171         24,471         80,642            -           80,642
  Other interest expense                                     3,443          1,625          5,068            -            5,068
  Allowance for borrowed funds                              (1,207)          (979)        (2,186)           -           (2,186)
                                                     --------------  -------------  -------------  -------------  -------------
                                                            58,407         25,117         83,524            -           83,524
                                                     --------------  -------------  -------------  -------------  -------------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                         88,477         59,228        147,705            -          147,705
LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                                       (3,854)           -           (3,854)           -           (3,854)
                                                     --------------  -------------  -------------  -------------  -------------
NET INCOME                                                  84,623         59,228        143,851            -          143,851

PREFERRED AND PREFERENCE DIVIDENDS                           3,372          4,995          8,367            -            8,367
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS ON COMMON STOCK                              $     81,251    $    54,233    $   135,484    $       -      $   135,484
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

AVERAGE COMMON SHARES OUTSTANDING                           54,635         29,338         97,762            -           97,762
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS PER COMMON SHARE
Continuing operations                                 $       1.56    $      1.85    $      1.43    $       -      $      1.43
Discontinued operations                                      (0.07)           -            (0.04)           -            (0.04)
                                                     --------------  -------------  -------------  -------------  -------------
Earnings per average common share                     $       1.49    $      1.85    $      1.39    $       -      $      1.39
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                    (In thousands, except per share amounts)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                     (RECLASSIFIED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING REVENUES
  Electric                                            $    623,360    $   312,667    $   936,027    $       -      $   936,027
  Gas                                                      299,820        184,867        484,687            -          484,687
                                                    --------------  -------------  -------------  -------------  -------------
    Total                                                  923,180        497,534      1,420,714            -        1,420,714
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity                        153,658         58,266        211,924            -          211,924
  Cost of gas sold                                         200,780        125,317        326,097            -          326,097
  Cooper Nuclear Station non-fuel costs                     70,699            -           70,699            -           70,699
  Other operating expenses                                 156,901        102,311        259,212            -          259,212
  Maintenance                                               54,233         39,536         93,769            -           93,769
  Depreciation and amortization                             86,190         58,456        144,646            -          144,646
  Income taxes                                              24,096         16,320         40,416            -           40,416
  Property and other taxes                                  63,652         33,827         97,479            -           97,479
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  810,209        434,033      1,244,242            -        1,244,242
                                                     --------------  -------------  -------------  -------------  -------------
OPERATING INCOME                                           112,971         63,501        176,472            -          176,472
                                                     --------------  -------------  -------------  -------------  -------------
OTHER INCOME
  Subsidiaries
  Revenues                                                  37,740         28,478         66,218            -           66,218
  Other income                                              (5,700)        27,350         21,650            -           21,650
  Expenses                                                 (40,145)       (46,351)       (86,496)           -          (86,496)
                                                     --------------  -------------  -------------  -------------  -------------
    Net  income                                             (8,105)         9,477          1,372            -            1,372

  Miscellaneous                                                669           (984)          (315)           -             (315)
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   (7,436)         8,493          1,057            -            1,057
                                                     --------------  -------------  -------------  -------------  -------------
INCOME BEFORE UTILITY INTEREST CHARGES                     105,535         71,994        177,529            -          177,529
                                                     --------------  -------------  -------------  -------------  -------------
UTILITY INTEREST CHARGES
  Interest on long-term debt                                61,440         25,793         87,233            -           87,233
  Other interest expense                                     2,501          1,872          4,373            -            4,373
  Allowance for borrowed funds                              (1,058)        (1,104)        (2,162)           -           (2,162)
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                   62,883         26,561         89,444            -           89,444
                                                     --------------  -------------  -------------  -------------  -------------
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                         42,652         45,433         88,085            -           88,085
INCOME FROM DISCONTINUED OPERATIONS
(net of income taxes)                                          794            -              794            -              794
                                                     --------------  -------------  -------------  -------------  -------------
NET INCOME                                                  43,446         45,433         88,879            -           88,879

PREFERRED AND PREFERENCE DIVIDENDS                           3,706          5,029          8,735            -            8,735
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS ON COMMON STOCK                              $     39,740    $    40,404    $    80,144    $       -      $    80,144
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
AVERAGE COMMON SHARES OUTSTANDING                           54,351         27,944         95,430            -           95,430
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
EARNINGS PER COMMON SHARE
Continuing operations                                 $       0.72    $      1.45    $      0.83    $       -      $      0.83
Discontinued operations                                       0.01            -             0.01            -             0.01
                                                     --------------  -------------  -------------  -------------  -------------
Earnings per average common share                     $       0.73    $      1.45    $      0.84    $       -      $      0.84
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                 MARCH 31, 1995
                                 (IN THOUSANDS)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                      (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
ASSETS

UTILITY PLANT
  Electric                                            $  2,327,149    $ 1,478,460    $ 3,805,609    $       -      $ 3,805,609
  Gas                                                      389,445        274,298        663,743            -          663,743
                                                     --------------  -------------  -------------  -------------  -------------
    Gross plant                                          2,716,594      1,752,758      4,469,352            -        4,469,352
  Less accumulated depreciation and
    amortization                                         1,120,015        803,000      1,923,015            -        1,923,015
                                                     --------------  -------------  -------------  -------------  -------------
  Utility plant, net                                     1,596,579        949,758      2,546,337            -        2,546,337
  Construction work in progress                             35,538         62,436         97,974            -           97,974
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,632,117      1,012,194      2,644,311            -        2,644,311
                                                     --------------  -------------  -------------  -------------  -------------
POWER PURCHASE CONTRACT                                    221,083            -          221,083            -          221,083
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENT IN DISCONTINUED OPERATIONS                          869            -              869            -              869
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT ASSETS
  Cash and cash equivalents                                 21,643         33,359         55,002            -           55,002
  Receivables, less reserves                               124,738         54,832        179,570            -          179,570
  Inventories                                               51,756         33,286         85,042            -           85,042
  Other                                                      7,652         15,711         23,363            -           23,363
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  205,789        137,188        342,977            -          342,977
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENTS                                                191,443        543,571        735,014            -          735,014
                                                     --------------  -------------  -------------  -------------  -------------
OTHER ASSETS                                               275,006        147,208        422,214            -          422,214
                                                     --------------  -------------  -------------  -------------  -------------
TOTAL ASSETS                                          $  2,526,307    $ 1,840,161    $ 4,366,468    $       -      $ 4,366,468
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION
  Common shareholders' equity                         $    713,109    $   505,367    $ 1,218,476    $       -      $ 1,218,476
  Nonredeemable preferred stock                             89,955            -           89,955            -           89,955
  Redeemable preferred stock                                   -           50,000         50,000            -           50,000
  Long-term debt                                           786,763        603,008      1,389,771            -        1,389,771
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,589,827      1,158,375      2,748,202            -        2,748,202
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT LIABILITIES
  Notes payable                                             19,600         50,000         69,600            -           69,600
  Current portion of long-term debt and
    purchased power contract                                20,646         64,145         84,791            -           84,791
  Accounts payable                                          79,712         36,555        116,267            -          116,267
  Taxes accrued                                             71,178         37,555        108,733            -          108,733
  Interest accrued                                          10,897         13,266         24,163            -           24,163
  Other                                                     13,100         34,869         47,969            -           47,969
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  215,133        236,390        451,523            -          451,523
                                                     --------------  -------------  -------------  -------------  -------------
OTHER LIABILITIES
  Power purchase contract                                  125,729            -          125,729            -          125,729
  Deferred income taxes                                    434,192        283,660        717,852            -          717,852
  Investment tax credit                                     61,071         38,653         99,724            -           99,724
  Other                                                    100,355        123,083        223,438            -          223,438
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  721,347        445,396      1,166,743            -        1,166,743
                                                     --------------  -------------  -------------  -------------  -------------

TOTAL CAPITALIZATION AND LIABILITIES                  $  2,526,307    $ 1,840,161    $ 4,366,468    $       -      $ 4,366,468
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                DECEMBER 31, 1994
                                 (IN THOUSANDS)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                      (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
ASSETS

UTILITY PLANT
  Electric                                            $  2,303,257    $ 1,461,747    $ 3,765,004    $       -      $ 3,765,004
  Gas                                                      384,674        279,118        663,792            -          663,792
                                                     --------------  -------------  -------------  -------------  -------------
    Gross plant                                          2,687,931      1,740,865      4,428,796            -        4,428,796
  Less accumulated depreciation and
    amortization                                         1,097,759        788,111      1,885,870            -        1,885,870
                                                     --------------  -------------  -------------  -------------  -------------
  Utility plant, net                                     1,590,172        952,754      2,542,926            -        2,542,926
  Construction work in progress                             49,935         51,317        101,252            -          101,252
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,640,107      1,004,071      2,644,178            -        2,644,178
                                                     --------------  -------------  -------------  -------------  -------------
POWER PURCHASE CONTRACT                                    221,998            -          221,998            -          221,998
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENT IN DISCONTINUED OPERATIONS                       15,249            -           15,249            -           15,249
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT ASSETS
  Cash and cash equivalents                                  9,038         24,740         33,778            -           33,778
  Receivables, less reserves                               141,419         63,135        204,554            -          204,554
  Inventories                                               54,920         37,328         92,248            -           92,248
  Other                                                      6,650         20,733         27,383            -           27,383
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  212,027        145,936        357,963            -          357,963
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENTS                                                194,857        553,600        748,457            -          748,457
                                                     --------------  -------------  -------------  -------------  -------------
OTHER ASSETS                                               281,637        146,292        427,929            -          427,929
                                                     --------------  -------------  -------------  -------------  -------------
TOTAL ASSETS                                          $  2,565,875    $ 1,849,899    $ 4,415,774    $       -      $ 4,415,774
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION
  Common shareholders' equity                         $    701,870    $   502,242    $ 1,204,112    $       -      $ 1,204,112
  Nonredeemable preferred stock                             89,955            -           89,955            -           89,955
  Redeemable preferred stock                                   -           50,000         50,000            -           50,000
  Long-term debt                                           787,377        610,878      1,398,255            -        1,398,255
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,579,202      1,163,120      2,742,322            -        2,742,322
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT LIABILITIES
  Notes payable                                             57,000         67,500        124,500            -          124,500
  Current portion of long-term debt and
    purchased power contract                                20,807         64,145         84,952            -           84,952
  Accounts payable                                          72,390         37,785        110,175            -          110,175
  Taxes accrued                                             65,413         26,240         91,653            -           91,653
  Interest accrued                                          19,672         10,987         30,659            -           30,659
  Other                                                     24,053         30,420         54,473            -           54,473
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  259,335        237,077        496,412            -          496,412
                                                     --------------  -------------  -------------  -------------  -------------
OTHER LIABILITIES
  Power purchase contract                                  125,729            -          125,729            -          125,729
  Deferred income taxes                                    434,239        291,426        725,665            -          725,665
  Investment tax credit                                     61,677         39,194        100,871            -          100,871
  Other                                                    105,693        119,082        224,775            -          224,775
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  727,338        449,702      1,177,040            -        1,177,040
                                                     --------------  -------------  -------------  -------------  -------------

TOTAL CAPITALIZATION AND LIABILITIES                  $  2,565,875    $ 1,849,899    $ 4,415,774    $       -      $ 4,415,774
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                                DECEMBER 31, 1993
                                 (IN THOUSANDS)


                                                        RESOURCES    IOWA-ILLINOIS                   PRO FORMA      PRO FORMA
                                                      (AS REPORTED)  (AS REPORTED)      TOTAL       ADJUSTMENTS    COMBINATION
                                                     --------------  -------------  -------------  -------------  -------------
ASSETS

UTILITY PLANT
  Electric                                            $  2,204,107    $ 1,438,308    $ 3,642,415    $       -      $ 3,642,415
  Gas                                                      368,830        270,446        639,276            -          639,276
                                                     --------------  -------------  -------------  -------------  -------------
    Gross plant                                          2,572,937      1,708,754      4,281,691            -        4,281,691
  Less accumulated depreciation and
    amortization                                         1,051,676        749,992      1,801,668            -        1,801,668
                                                     --------------  -------------  -------------  -------------  -------------
  Utility plant, net                                     1,521,261        958,762      2,480,023            -        2,480,023
  Construction work in progress                             87,736         23,990        111,726            -          111,726
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,608,997        982,752      2,591,749            -        2,591,749
                                                     --------------  -------------  -------------  -------------  -------------
POWER PURCHASE CONTRACT                                    248,643            -          248,643            -          248,643
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENT IN DISCONTINUED OPERATIONS                       22,206            -           22,206            -           22,206
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT ASSETS
  Cash and cash equivalents                                  6,445         17,844         24,289            -           24,289
  Receivables, less reserves                               149,199         65,571        214,770            -          214,770
  Inventories                                               65,078         35,597        100,675            -          100,675
  Other                                                     12,155         24,040         36,195            -           36,195
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  232,877        143,052        375,929            -          375,929
                                                     --------------  -------------  -------------  -------------  -------------
INVESTMENTS                                                206,173        554,135        760,308            -          760,308
                                                     --------------  -------------  -------------  -------------  -------------
OTHER ASSETS                                               269,295        103,131        372,426            -          372,426
                                                     --------------  -------------  -------------  -------------  -------------
TOTAL ASSETS                                          $  2,588,191    $ 1,783,070    $ 4,371,261    $       -      $ 4,371,261
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------
CAPITALIZATION AND LIABILITIES

CAPITALIZATION
  Common shareholder's equity                         $    681,098    $   499,412    $ 1,180,510    $       -      $ 1,180,510
  Nonredeemable preferred stock                             90,042         19,829        109,871            -          109,871
  Redeemable preference stock                                  -           50,000         50,000            -           50,000
  Long-term debt                                           726,603        614,400      1,341,003            -        1,341,003
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                1,497,743      1,183,641      2,681,384            -        2,681,384
                                                     --------------  -------------  -------------  -------------  -------------
CURRENT LIABILITIES
  Notes payable                                            142,035         31,000        173,035            -          173,035
  Current portion of long-term debt and
    purchased power contract                                17,969         59,232         77,201            -           77,201
  Accounts payable                                          84,657         44,847        129,504            -          129,504
  Taxes accrued                                             86,010         24,913        110,923            -          110,923
  Interest accrued                                          19,608         11,413         31,021            -           31,021
  Other                                                     22,627         29,610         52,237            -           52,237
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  372,906        201,015        573,921            -          573,921
                                                     --------------  -------------  -------------  -------------  -------------
OTHER LIABILITIES
  Power purchase contract                                  140,655            -          140,655            -          140,655
  Deferred income taxes                                    395,683        274,605        670,288            -          670,288
  Investment tax credit                                     65,374         41,355        106,729            -          106,729
  Other                                                    115,830         82,454        198,284            -          198,284
                                                     --------------  -------------  -------------  -------------  -------------
    Total                                                  717,542        398,414      1,115,956            -        1,115,956
                                                     --------------  -------------  -------------  -------------  -------------

TOTAL CAPITALIZATION AND LIABILITIES                  $  2,588,191    $ 1,783,070    $ 4,371,261    $       -      $ 4,371,261
                                                     --------------  -------------  -------------  -------------  -------------
                                                     --------------  -------------  -------------  -------------  -------------

                           MIDAMERICAN ENERGY COMPANY
                       FOOTNOTE INFORMATION TO UNAUDITED
                     PRO FORMA COMBINED FINANCIAL STATEMENTS


     The preceding unaudited pro forma combined balance sheets and statements of income show the effect of the merger of IWG, MWR and MPS into MidAmerican Energy Company (Company). The preceding financial statements were prepared on the pooling of interests basis of accounting.

  A. Non-recurring merger costs of $4,586,000 and $277,000 have been excluded as a pro forma adjustment in the unaudited pro forma combined statements of income for the twelve months ended December 31, 1994, and the three months ended March 31, 1995, respectively.

  B. The merger agreement established Conversion Ratios of 1.47 shares of Company Common Stock for each share of IWG and 1.0 share of Company Common Stock for each share of Resources Common Stock. The pro forma average shares are computed as the aggregate of the average shares outstanding of MWR and IWG for the period presented, adjusted by the conversions ratios.

      The earnings per share amount is calculated based on the pro forma average share figures described above.

  C. The following MWR Reclassifying schedules reflect the reclassifying entries necessary to adjust MWR's consolidated statement of income presentation to be consistent with the presentation expected to be used by the Company. The reclassifying entries further reflect previously discontinued oil and gas operations as continuing operations.

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1995
                                 (IN THOUSANDS)

                                               RESOURCES     RESOURCES       RESOURCES
                                             (AS REPORTED)   RECLASSES    (RECLASSIFIED)
                                             -------------   ---------    --------------
OPERATING REVENUES
  Electric                                     $166,092       $     22       $166,114
  Gas                                           100,190            -          100,190
  Other                                          28,193        (28,193)           -
                                               --------       --------       --------
    Total                                       294,475        (28,171)       266,304
                                               --------       --------       --------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity              34,471          2,420         36,891
  Cost of gas sold                               59,434            -           59,434
  Cooper Nuclear Station non-fuel costs          22,823         (1,645)        21,178
  Other operating expenses                       71,586        (27,331)        44,255
  Maintenance                                    11,146           (331)        10,815
  Depreciation and amortization                  24,529         (1,165)        23,364
  Income taxes                                      -           15,271         15,271
  Property and other taxes                       18,156           (510)        17,646
                                               --------       --------       --------
    Total                                       242,145        (13,291)       228,854
                                               --------       --------       --------
OPERATING INCOME                                 52,330        (14,880)        37,450
                                               --------       --------       --------
OTHER INCOME
  Subsidiaries
    Revenues                                        -           29,178         29,178
    Other income                                    -              855            855
    Expenses                                        -          (30,009)       (30,009)
                                               --------       --------       --------
      Net income                                    -               24             24
  Miscellaneous                                   1,509         (1,244)           265
                                               --------       --------       --------
    Total                                         1,509         (1,220)           289
                                               --------       --------       --------
INCOME BEFORE UTILITY INTEREST CHARGES           53,839        (16,100)        37,739
                                               --------       --------       --------

UTILITY INTEREST CHARGES
  Interest on long-term debt                     14,867         (1,227)        13,640
  Other interest expense                            464            (55)           409
  Preferred stock dividends of subsidiary         1,370         (1,370)           -
  Allowance for borrowed funds                      -             (436)          (436)
                                               --------       --------       --------
    Total                                        16,701         (3,088)        13,613
                                               --------       --------       --------
INCOME FROM CONTINUING OPERATIONS                22,756          1,370         24,126

INCOME FROM DISCONTINUED OPERATIONS
(net of income taxes)                               -              -              -
                                               --------       --------       --------
NET INCOME                                       22,756          1,370         24,126

PREFERRED DIVIDENDS                                 -            1,370          1,370
                                               --------       --------       --------
EARNINGS ON COMMON STOCK                       $ 22,756       $    -         $ 22,756
                                               --------       --------       --------
                                               --------       --------       --------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                        THREE MONTHS ENDED MARCH 31, 1994
                                 (IN THOUSANDS)

                                               RESOURCES     RESOURCES       RESOURCES
                                             (AS REPORTED)   RECLASSES    (RECLASSIFIED)
                                             -------------   ---------    --------------
OPERATING REVENUES
  Electric                                     $161,253       $     22       $161,275
  Gas                                           126,156             76        126,232
  Other                                          39,412        (39,412)           -
                                               --------       --------       --------
    Total                                       326,821        (39,314)       287,507
                                               --------       --------       --------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity              32,329          3,805         36,134
  Cost of gas sold                               86,924            112         87,036
  Cooper Nuclear Station non-fuel costs          24,755         (3,075)        21,680
  Other operating expenses                       73,542        (37,784)        35,758
  Maintenance                                    11,519           (156)        11,363
  Depreciation and amortization                  24,075         (1,227)        22,848
  Income taxes                                      -           17,284         17,284
  Property and other taxes                       14,440           (516)        13,924
                                               --------       --------       --------
    Total                                       267,584        (21,557)       246,027
                                               --------       --------       --------
OPERATING INCOME                                 59,237        (17,757)        41,480
                                               --------       --------       --------

OTHER INCOME
  Subsidiaries
    Revenues                                        -           40,424         40,424
    Other income                                    -            3,149          3,149
    Expenses                                        -          (42,156)       (42,156)
                                               --------       --------       --------
      Net income                                    -            1,417          1,417
  Miscellaneous                                   3,586         (3,509)            77
                                               --------       --------       --------
    Total                                         3,586         (2,092)         1,494
                                               --------       --------       --------
INCOME BEFORE UTILITY INTEREST CHARGES           62,823        (19,849)        42,974
                                               --------       --------       --------

UTILITY INTEREST CHARGES
  Interest on long-term debt                     13,646         (1,371)        12,275
  Other interest expense                            735             89            824
  Preferred stock dividends of subsidiary         1,370         (1,370)           -
  Allowance for borrowed funds                      -             (503)          (503)
                                               --------       --------       --------
    Total                                        15,751         (3,155)        12,596
                                               --------       --------       --------

INCOME FROM CONTINUING OPERATIONS                29,008          1,370         30,378

LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                              (759)           -             (759)
                                               --------       --------       --------
NET INCOME                                       28,249          1,370         29,619

PREFERRED DIVIDENDS                                 -            1,370          1,370
                                               --------       --------       --------
EARNINGS ON COMMON STOCK                       $ 28,249       $    -         $ 28,249
                                               --------       --------       --------
                                               --------       --------       --------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                               RESOURCES     RESOURCES       RESOURCES
                                             (AS REPORTED)   RECLASSES    (RECLASSIFIED)
                                             -------------   ---------    --------------
OPERATING REVENUES
  Electric                                   $  665,607      $      98      $ 665,705
  Gas                                           292,807             79        292,886
  Other                                         110,050       (110,050)           -
                                             ----------      ---------      ---------
    Total                                     1,068,464       (109,873)       958,591
                                             ----------      ---------      ---------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity             134,911         10,328        145,239
  Cost of gas sold                              191,413            172        191,585
  Cooper Nuclear Station non-fuel costs          99,006         (5,629)        93,377
  Other operating expenses                      265,221       (106,045)       159,176
  Maintenance                                    55,464           (854)        54,610
  Depreciation and amortization                  97,866         (5,466)        92,400
  Income taxes                                      -           40,546         40,546
  Property and other taxes                       62,977         (1,890)        61,087
                                             ----------      ---------      ---------
    Total                                       906,858        (68,838)       838,020
                                             ----------      ---------      ---------
OPERATING INCOME                                161,606        (41,035)       120,571
                                             ----------      ---------      ---------

OTHER INCOME
  Subsidiaries
    Revenues                                        -          115,629        115,629
    Other income                                    -            8,631          8,631
    Expenses                                        -         (118,036)      (118,036)
                                             ----------      ---------      ---------
      Net income                                    -            6,224          6,224
  Miscellaneous                                  11,906         (8,747)         3,159
                                             ----------      ---------      ---------
    Total                                        11,906         (2,523)         9,383
                                             ----------      ---------      ---------
INCOME BEFORE UTILITY INTEREST CHARGES          173,512        (43,558)       129,954
                                             ----------      ---------      ---------

UTILITY INTEREST CHARGES
  Interest on long-term debt                     56,228         (6,037)        50,191
  Other interest expense                          4,754            241          4,995
  Preferred stock dividends of subsidiary         5,480         (5,480)           -
  Allowance for borrowed funds                      -           (2,481)        (2,481)
                                             ----------      ---------      ---------
    Total                                        66,462        (13,757)        52,705
                                             ----------      ---------      ---------
INCOME FROM CONTINUING OPERATIONS                71,769          5,480         77,249

LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                            (5,645)           -           (5,645)
                                             ----------      ---------      ---------
NET INCOME                                       66,124          5,480         71,604

PREFERRED DIVIDENDS                                 -            5,480          5,480
                                             ----------      ---------      ---------
EARNINGS ON COMMON STOCK                     $   66,124      $     -        $  66,124
                                             ----------      ---------      ---------
                                             ----------      ---------      ---------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1993
                                 (IN THOUSANDS)

                                               RESOURCES     RESOURCES       RESOURCES
                                             (AS REPORTED)   RECLASSES    (RECLASSIFIED)
                                             -------------   ---------    --------------
OPERATING REVENUES
  Electric                                   $  664,323       $     54       $664,377
  Gas                                           332,168            -          332,168
  Other                                          77,236        (77,236)           -
                                             ----------       --------       --------
    Total                                     1,073,727        (77,182)       996,545
                                             ----------       --------       --------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity             140,277         12,489        152,766
  Cost of gas sold                              223,745            592        224,337
  Cooper Nuclear Station non-fuel costs          85,987         (9,360)        76,627
  Other operating expenses                      235,795        (75,983)       159,812
  Maintenance                                    57,820           (743)        57,077
  Depreciation and amortization                  94,656         (4,851)        89,805
  Income taxes                                      -           43,887         43,887
  Property and other taxes                       62,344         (2,507)        59,837
                                             ----------       --------       --------
    Total                                       900,624        (36,476)       864,148
                                             ----------       --------       --------
OPERATING INCOME                                173,103        (40,706)       132,397
                                             ----------       --------       --------

OTHER INCOME
  Subsidiaries
    Revenues                                        -           82,202         82,202
    Other income                                    -            6,401          6,401
    Expenses                                        -          (87,287)       (87,287)
                                             ----------       --------       --------
      Net income                                    -            1,316          1,316
  Miscellaneous                                  26,995        (13,824)        13,171
                                             ----------       --------       --------
    Total                                        26,995        (12,508)        14,487
                                             ----------       --------       --------
INCOME BEFORE UTILITY INTEREST CHARGES          200,098        (53,214)       146,884
                                             ----------       --------       --------

UTILITY INTEREST CHARGES
  Interest on long-term debt                     62,021         (5,850)        56,171
  Other interest expense                          3,399             44          3,443
  Preferred stock dividends of subsidiary         3,372         (3,372)           -
  Allowance for borrowed funds                      -           (1,207)        (1,207)
                                             ----------       --------       --------
    Total                                        68,792        (10,385)        58,407
                                             ----------       --------       --------
INCOME FROM CONTINUING OPERATIONS                84,183          4,294         88,477

LOSS FROM DISCONTINUED OPERATIONS
(net of income taxes)                            (2,932)          (922)        (3,854)
                                             ----------       --------       --------
NET INCOME                                       81,251          3,372         84,623

PREFERRED DIVIDENDS                                 -            3,372          3,372
                                             ----------       --------       --------
EARNINGS ON COMMON STOCK                     $   81,251       $    -         $ 81,251
                                             ----------       --------       --------
                                             ----------       --------       --------

                           MIDAMERICAN ENERGY COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1992
                                 (IN THOUSANDS)

                                               RESOURCES     RESOURCES       RESOURCES
                                             (AS REPORTED)   RECLASSES    (RECLASSIFIED)
                                             -------------   ---------    --------------
OPERATING REVENUES
  Electric                                     $623,360       $    -         $623,360
  Gas                                           299,820            -          299,820
  Other                                          33,062        (33,062)           -
                                               --------       --------       --------
    Total                                       956,242        (33,062)       923,180
                                               --------       --------       --------

OPERATING EXPENSES AND TAXES
  Cost of fuel, energy and capacity             134,969         18,689        153,658
  Cost of gas sold                              200,780            -          200,780
  Cooper Nuclear Station non-fuel costs          86,455        (15,756)        70,699
  Other operating expenses                      187,924        (31,023)       156,901
  Maintenance                                    55,132           (899)        54,233
  Depreciation and amortization                  91,207         (5,017)        86,190
  Income taxes                                      -           24,096         24,096
  Property and other taxes                       65,983         (2,331)        63,652
                                               --------       --------       --------
    Total                                       822,450        (12,241)       810,209
                                               --------       --------       --------
OPERATING INCOME                                133,792        (20,821)       112,971
                                               --------       --------       --------

OTHER INCOME
  Subsidiaries
    Revenues                                        -           37,740         37,740
    Other income                                    -           (5,700)        (5,700)
    Expenses                                        -          (40,145)       (40,145)
                                               --------       --------       --------
      Net income                                    -           (8,105)        (8,105)
  Miscellaneous                                  (3,487)         4,156            669
                                               --------       --------       --------
    Total                                        (3,487)        (3,949)        (7,436)
                                               --------       --------       --------
INCOME BEFORE UTILITY INTEREST CHARGES          130,305        (24,770)       105,535
                                               --------       --------       --------

UTILITY INTEREST CHARGES
  Interest on long-term debt                     67,945         (6,505)        61,440
  Other interest expense                          2,662           (161)         2,501
  Preferred stock dividends of subsidiary         3,706         (3,706)           -
  Allowance for borrowed funds                      -           (1,058)        (1,058)
                                               --------       --------       --------
    Total                                        74,313        (11,430)        62,883
                                               --------       --------       --------
INCOME (LOSS) FROM CONTINUING OPERATIONS         41,801            851         42,652

INCOME FROM DISCONTINUED OPERATIONS
(net of income taxes)                            (2,061)         2,855            794
                                               --------       --------       --------
NET INCOME                                       39,740          3,706         43,446

PREFERRED DIVIDENDS                                 -            3,706          3,706
                                               --------       --------       --------
EARNINGS ON COMMON STOCK                       $ 39,740       $    -         $ 39,740
                                               --------       --------       --------
                                               --------       --------       --------

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   OVERVIEW

   MidAmerican Energy Company (the Company or MEC) is a newly created, regulated public utility company, incorporated in the state of Iowa. On July 1, 1995, Iowa-Illinois Gas and Electric Company (Iowa-Illinois or IWG), Midwest Resources Inc. (Midwest Resources or MWR) and its utility subsidiary, Midwest Power Systems Inc. (Midwest Power Systems or MPS), merged with and into MEC (the Merger).

   Management anticipates the Merger will permit the Company to derive benefits from more efficient and economic utilization of the combined facilities and resources of MEC. Savings are estimated to be in excess of $500 million over the next 10 years. The Company is in the process of reorganizing and expects to reduce its work force by approximately 15% from the July 1994 work force levels of its predecessors. This will result in the reduction of approximately 650 full-time positions. As a result of attrition and a hiring freeze in place since the announcement of the Merger, the work force has been reduced by over 200 positions to date. An incentive retirement program option effective October 1, 1995, has been accepted by an additional 220 employees. Costs of the work force reduction are estimated to reduce the Company's 1995 aftertax earnings by approximately $9 million, or $0.09 per average share. The net savings from these reductions are estimated to be approximately $230 million over the remaining working careers of the affected employees. In addition, the available generating capacity of the former IWG system can be used to satisfy certain of the expected future capacity needs of the former MPS system, thus deferring capital expenditures for construction of additional capacity. Another expected benefit is more efficient utilization of generating and transmission facilities through the use of the combined system's most economical units. As a larger entity, MEC will have a more diverse customer base and enhanced access to capital markets.

   The Company's utility operations (the Utility) will consist of two principal business units: an electric business unit headquartered in Davenport, Iowa, and a natural gas business unit headquartered in Sioux City, Iowa. The Company's corporate headquarters, which will include various staff functions, will be in Des Moines, Iowa. InterCoast Energy Company (InterCoast or ICE) and Midwest Capital Group, Inc. (Midwest Capital or MCG) are the nonregulated subsidiaries of MEC. InterCoast will conduct various nonregulated activities of the Company, while Midwest Capital will function as a regional business development company in the utility service territory.

   The merger is being accounted for as a pooling-of-interests, and the Supplemental Consolidated Financial Statements included in this Form 8-K are presented as if the Merger was consummated as of the beginning of the earliest period presented. Portions of the following discussion provide information related to material changes in the Company's financial condition and results of operations between the periods presented, based on the combined historical information of the predecessor companies. It is not necessarily indicative of what would have occurred had the Merger actually been consummated at the beginning of the earliest period.

   Utility customers of the Company will continue to be served under the separate tariffs of MPS and IWG until such time as a merged tariff is approved by regulators. When beneficial to this discussion, the Company is referred to as MPS or IWG in order to make distinction between activities of the predecessor utilities.

   LIQUIDITY AND CAPITAL RESOURCES

   The Company has available to it a variety of sources of liquidity and capital resources, both internal and external. These resources provide funds required for current operations, debt retirement, dividends, construction expenditures and other capital requirements.

   For 1994, the Company had net cash provided from operating activities of $354 million and net cash used of $246 million and $98 million in investing and financing activities, respectively. For the first quarter of 1995, the Company had net cash provided from operating activities of $132 million and net cash used of $23 million and $88 million in investing and financing activities, respectively.

INVESTING ACTIVITIES

   Utility capital expenditures, including Cooper Nuclear Station (Cooper, a nuclear facility from which the Company purchases 50% of the energy output) capital improvements, nuclear fuel purchases and allowance for funds used during construction (AFUDC), were $212 million for 1994. Of the total capital expenditures, $165 million were for electric operations and $47 million were for gas operations. For the first three months of 1995, utility capital expenditures totaled $43 million.

   The Company's management anticipates actual utility capital expenditures will be less than the combined forecasts of IWG and MPS. The combined forecast for utility capital expenditures, including AFUDC, is $213 million for 1995 and $997 million for 1995 through 1999. Included in the combined forecast is approximately $85 million for the Company's share of capital expenditures at Cooper and the Quad-Cities Nuclear Power Station, (Quad-Cities Station, the Company is a 25% owner of Quad-Cities Station, operated by Commonwealth Edison). In addition, during the 1995-1999 period, the Company expects to contribute $43 million to an external trust for Quad-Cities Station nuclear decommissioning. The Company's budgeted construction expenditures do not include any amounts that may be required to pay the Company's share of the cost of replacing certain stainless steel piping at the Quad-Cities Station. Although such expenditures could be required, they are not expected to be.

   The Company expects in excess of 90% of utility capital expenditures for 1995 through 1999 will be met with cash generated from utility operations, net of dividends.

   In September 1993, Medallion Production Company, the oil and gas business of InterCoast, acquired all the outstanding capital stock of DKM Resources Inc. from the Dyson-Kissner-Moran Corporation, New York. The transaction totaled more than $50 million and more than doubled Medallion's oil and gas reserve base.

   Capital expenditures for nonregulated subsidiaries during 1995 are estimated to be approximately $71 million, almost all of which relates to InterCoast. Actual capital expenditures are dependent on overall performance of those subsidiaries and general market conditions.


FINANCING ACTIVITIES

   As of July 1, 1995, the Utility had bank lines of credit of $250 million to provide short-term financing for utility operations. Commercial paper is backed by the lines of credit. The Utility currently has authority from the Federal Energy Regulatory Commission (FERC) to issue before April 15, 1997, short-term debt in the form of commercial paper and bank notes amounting to $400 million.

The Utility also has lines of credit and revolving credit facilities which are dedicated to provide liquidity for outstanding pollution control revenue bonds that are periodically remarketed.

   During 1993, the Utility refinanced a significant portion of its long-term debt and replaced certain series of its preferred and preference stock. As a result, the Company reduced its cost of debt and extended the average life of its long-term debt.

   In October 1994, the Utility issued $34.9 million of variable rate pollution control revenue bonds due 2024. The issuance refinanced $11 million of 4.4% Series pollution control revenue bonds due 2013 and $23.9 million of variable interest rate pollution control revenue bonds due 2015. The refinancing of the 4.4% Series eliminated the remaining first mortgage bonds issued by a predecessor company of MPS. In November 1994, the Utility issued $60 million of 7.875% Series mortgage bonds due 1999 to be used for general corporate purposes. In December 1994, the Utility redeemed $19.8 million of outstanding preferred stock.

   In January 1995, $12.75 million of floating rate pollution control refunding revenue bonds due 2025 were issued. In March 1995, proceeds from this financing were used to redeem $12.75 million of collateralized pollution control revenue bonds, 5.8% Series, due 2007.

   The Utility has $237 million of long-term debt maturities and cash sinking fund requirements for 1995 through 1999, of which $236 million is after 1996.

   The Utility does not anticipate issuing additional long-term debt in 1995 or 1996. As of December 31, 1994, the Utility was entitled to issue approximately $1.2 billion of bonds under the current indentures of MPS and IWG, should the need arise.

   During 1994 and the first quarter of 1995, MWR issued 1,270,335 and 336,837 shares, respectively, of authorized but unissued (original issue) shares of its common stock through its employee stock purchase plan and dividend reinvestment plan. During the same periods, IWG issued 431,313 and 134,877 original issue shares, respectively, of its common stock mostly through a dividend reinvestment and share purchase plan. The Company is filing a registration statement with the Securities and Exchange Commission to issue up to 6,000,000 shares of MEC common stock for its dividend reinvestment plan. The Company has authority from the FERC to issue up to 6,000,000 shares for the MEC dividend reinvestment plan.

   InterCoast's unsecured Senior Notes (Notes) are issued in private placement transactions. All Notes are issued without recourse to the parent Company. In November 1994, InterCoast issued $70 million of 8.52% Notes due 2002 in a private placement transaction with four insurance companies. The Notes have sinking fund requirements in 2000 and 2001.

   Subsequent to the consummation of the Merger, the Company made a $55 million equity contribution to a nonregulated subsidiary to allow the debt and financial obligations dependent upon support agreements to be retired or otherwise offset in order to achieve a financial separation from the Utility. The equity contribution will extinguish all Midwest Capital Senior Notes and its variable interest rate Notes Payable. In addition, the contribution will be used to offset $17.4 million related to letters of credit. The only remaining support agreement is expected to expire in October 1997 and relates to a $30 million performance guarantee by Midwest Capital of a joint venture turnkey engineering, procurement and construction contract for a cogeneration project.

   Excluding the debt extinguished as part of the Merger, Midwest Capital's maturities for long-term debt outstanding at December 31, 1994, are $27 million for 1995 through 1999, $26 million of which matures in 1996. InterCoast's aggregate amounts of maturities and cash sinking fund requirements for long-term debt outstanding at December 31, 1994, are $64 million for 1995 and $169 million for the years 1996 through 1999. Amounts due in 1995 are expected to be refinanced with debt instruments and operating cash flow.

   InterCoast has a $110 million unsecured revolving credit facility agreement, which matures in May 1999. Borrowings under this agreement may be on a fixed rate, floating rate or competitive bid rate basis. All such borrowings are without recourse to the Utility. Borrowings at December 31, 1994, were $35 million at a weighted average interest cost of 6.6%. Borrowings at December 31, 1993 were $44.5 million at a weighted average interest cost of 4.1%.

   InterCoast is subject to certain restrictions under the terms of its borrowing arrangements. Such restrictions include provisions which limit the amounts that can be expended for dividends and the issuance of additional debt. At December 31, 1994, $23.2 million was available for dividends. In addition, at December 31, 1994, under the most restrictive of such provisions, additional debt up to $11 million could be issued.


OPERATING ACTIVITIES

   The Utility is subject to the oversight of several utility regulatory agencies. The operating environment and the recoverability of costs from utility customers are significantly influenced by the regulation of those agencies. In the past several years, the utility industry has become increasingly competitive. The Company believes that, based on factors such as generating costs and supply arrangements, it is in a good position to successfully operate in the competitive environment and to take advantage of the opportunities competition offers. Competition from independent power producers, cogeneration and other energy suppliers will pressure the Company to further reduce costs. Regulatory assets, which represent prior costs deferred for future recovery, may have increased risk of recovery. The Company continues to position itself to meet the changing environment. The Merger, cost reductions, a new transmission tariff, and new marketing strategies, including the use of nonregulated energy subsidiaries, are all part of the Company's efforts to continue to enhance its competitive position. Until the Company has operated in the new environment for some time, the nature and extent of its impact on the Company's operations and profitability cannot be determined.

   In 1992, the FERC issued Order No. 636, directing a restructuring by interstate pipeline companies for their natural gas sales and transportation services. The Company's Supplemental Consolidated Balance Sheet as of March 31, 1995, includes a $54 million liability and regulatory asset recorded for transition costs incurred by interstate natural gas pipelines for their compliance with Order 636. These costs will be paid to the pipeline companies over the next several years. In addition, the Company estimates it may incur other future billings of approximately $30 million for transition costs. Under current regulatory conditions, the Company anticipates continued recovery from its customers of costs related to Order 636. The Company will continue to seek opportunities to reduce the cost of gas.

   The National Energy Policy Act (NEPA) was signed into law in 1992. This law promotes competition in the wholesale electric power market. The FERC has taken action to establish rules and policies in compliance with provisions of the NEPA through a Notice of Proposed Rulemaking issued March 29, 1995. The Company has been active in providing recommendations to the FERC in an effort to shape new transmission policies in ways that will best serve the interests of its customers and shareholders. In conjunction with the Merger, an open access transmission tariff was filed with the FERC in November 1994. The transmission tariff will allow the Company to be better positioned for the changing utility environment.

   Electric and gas utilities in Iowa are required to spend 2% and 1.5%, respectively, of their annual Iowa jurisdictional revenues on energy efficiency activities. In 1993, the Company filed a request with the Iowa Utilities Board
(IUB) for the recovery of certain costs incurred under one of its energy efficiency plans during the period July 1990 to December 1992, as well as lost revenues and other related components. In August 1994, the IUB issued an order on rehearing which allows the Company to collect approximately $19.7 million over a four-year period. Other parties to the proceeding have appealed portions of that order. In October 1994, the Company began collecting the $19.7 million, approximately $6.6 million of which is being recovered subject to refund with interest in connection with the pending appeal. The Company also began the four-year amortization of $14.1 million of related deferred costs.

   In June 1994, the Company filed a request with the IUB for recovery of energy efficiency expenditures and related costs incurred under two of its energy efficiency plans during the period July 1990 through December 1993. All parties to this proceeding joined in a settlement agreement, later approved by the IUB, that resolves all issues in the case and allows the Company to collect $18.7 million over a four-year period. Collection of revenues and the four-year amortization of $13.4 million of related deferred costs began in January 1995. Approximately $5.1 million of the recovery is contingent on the pending appeal of the cost recovery proceeding mentioned above and is therefore being collected subject to refund with interest.

   In October 1994, the Company filed a request with the IUB to recover costs incurred under another energy efficiency plan offered to electric and gas customers since 1992. The total amount to be collected over a four-year period is likely to be over $18 million, approximately $14 million of which is deferred energy efficiency costs. The IUB, in an order issued June 23, 1995, has asked for certain revised calculations of recovery amounts. Collection is anticipated to begin in late July or early August 1995.

   The Company had approximately $38 million of energy efficiency costs deferred on its Supplemental Consolidated Balance Sheet as of March 31, 1995, which were not part of the filings discussed above and for which recovery will be sought in future energy efficiency filings. Approximately $7 million of these costs were incurred for programs that are under the pending appeal in the energy efficiency proceeding discussed above.

   In July 1994, the Company filed a request with the IUB for a 6.3% rate increase for certain of its Iowa gas customers, or approximately a $16 million increase in annual gas revenues. In October 1994, the Company began collecting interim rates representing a 3.2% rate increase, or approximately $8.2 million in annual gas revenues. On May 19, 1995, the IUB issued an order in the proceeding. The order included approval, with modification, of a proposal for an incentive gas procurement program. Under the proposal, a market-based benchmark for natural gas costs would be established. Any actual costs or savings which exceed the established benchmark will be shared equally between the shareholders and the customers. Based on an IUB agenda session related to requests for rehearing of the IUB's May 19 order, the Company expects the increase in annual gas revenues to be in excess of $10 million. An official order is expected in early July 1995.

   In September 1994, the Company filed a request with the IUB for a 6.0% rate increase for certain of its Iowa electric customers, or an increase in annual electric revenues of approximately $35 million. In January 1995, the Company began collecting interim rates, subject to refund, representing an increase of 2.3%, or approximately $13.6 million in annual electric revenues. The parties have entered into a series of settlement agreements which, if approved by the IUB, would permit the Company an increase of approximately $20.3 million in annual electric revenues. All parties have agreed to the amount of the increase; however, some parties contest certain rate design issues. The IUB must rule on the proposed settlement by July 14, 1995.

   In January 1993, the Company adopted FAS 106, which is the accounting standard requiring accrual-basis recognition of postretirement health care and life insurance costs. The Company began expensing these costs on an accrual basis for its Illinois customers and certain of its Iowa customers in 1993 and including provisions for these costs in rates for those customers. The Company was deferring the portion of costs above the "pay-as-you-go" amount already included in its rates for its remaining Iowa customers until recovery on an accrual basis was established in a rate proceeding related to those customers. As a result, the adoption of FAS 106 has had a minimal impact on earnings. In both of the above rate filings, the interim rates include a component for the recovery of these costs on an accrual basis. At the time interim rates were implemented, the Company began amortizing the deferred portion of these costs and expensing the current accruals.

   Under a long-term power purchase contract with Nebraska Public Power District
(NPPD), the Company purchases one-half of the output of Cooper Nuclear Station (Cooper). NPPD took Cooper out of service on May 25, 1994. Pending satisfaction of the concerns of the Nuclear Regulatory Commission (NRC), Cooper
remained out of service until February 1995.   Cooper returned to service in
February following NRC approval to restart. The NRC recently removed Cooper from its list of adversely trending plants. Refer to Note (4)(c) of Notes to Supplemental Consolidated Financial Statements for a more in-depth discussion of Cooper.

   In May 1995, the Company filed a lawsuit seeking unspecified damages related to the outage. The lawsuit charges NPPD with inept management of Cooper resulting in a breach of the special power purchase contract.

   In January 1994, the Company was advised that the NRC had placed the Quad-Cities Station on its list of adversely trending plants. The NRC removed the Quad-Cities Station from its list of adversely trending plants in June 1995.

   The United States Environmental Protection Agency (EPA) and the Iowa Department of Natural Resources (IDNR) have determined that contaminated wastes remaining at certain decommissioned manufactured gas plant (MGP) facilities may pose a threat to the public health or the environment if such contaminants are in sufficient quantities and at such concentrations as to warrant remedial action. MPS is aware of 22 sites in which it may be involved as a potentially responsible party (PRP) and IWG is investigating five such sites.

   MPS and other PRPs have entered into a Consent Decree with the EPA for remediation at one site and MPS has entered into an Administrative Order to conduct a removal action at a second site. In addition, MPS and IDNR have entered into Consent Orders to investigate and conduct response action at four sites. MPS is conducting preliminary site investigations at five additional sites and technical assistance for the sites has been requested from the IDNR. The outcome of the investigations and environmental agency directives and guidance will be important factors with respect to any removal or remedial action.

   MPS is continuing to evaluate several sites to determine the future liability, if any, for conducting site investigations or other site activity.

   MPS' present estimate of probable remediation costs is $15.8 million. This estimate has been recorded as a liability and a regulatory asset for future recovery through the regulatory process. Beginning in September 1992, MPS' gas rates in Iowa provided recovery for MGP costs of $3.1 million on an annual basis. In October 1994, the MPS implemented interim gas rates, collected subject to refund, which include recovery for annual MGP costs of $4.1 million. MPS is pursuing recovery of the remediation costs from other potentially responsible parties and its insurance carriers.

   MPS' estimate of probable remediation costs is established on a site specific basis. The costs are accumulated in a three-step process. First, a determination is made as to whether the Company has potential legal liability for the site and information exists to indicate that contaminated wastes remain at the site. If it does, the costs of performing a preliminary investigation are accrued. Once the investigation is completed and it is determined remedial action is required, the best estimate of remediation costs is accrued. If necessary, the estimate is revised when a consent order is issued. The estimate could change materially based on facts and circumstances derived from site investigations, changes in required remedial action and changes in technology relating to remedial alternatives. MPS estimates it will take up to 15 years to resolve the MGP remediation issue.

   IWG is investigating five properties that are owned by the Company which were, at one time, sites of MGP facilities. The purpose of these investigations is to determine whether waste materials are present, whether such materials constitute an environmental or health risk, and whether the Company has any responsibility for remedial action. One site is located in Illinois and four sites are located in Iowa. With regard to the Illinois property, the Company has signed a working agreement with the Illinois Environmental Protection Agency to perform further investigation to determine whether waste materials are present and, if so, whether such materials constitute an environmental or health risk. At December 31, 1994, an estimated liability of $3.3 million has been recorded for litigation, investigation and remediation related to the Illinois site. A regulatory asset has been recorded reflecting anticipated cost recovery through rates in Illinois. With regard to the Iowa sites, no agreement or consent order has been negotiated to perform any site investigations or remediation. The IWG has recorded a $4 million estimated liability for the Iowa sites. A regulatory asset has been recorded based on the current regulatory treatment of comparable costs in Iowa. The estimated recorded liabilities for these properties are based upon preliminary data. Thus, actual costs could vary significantly from the estimates. In addition, insurance recoveries for some or all of the costs may be possible, but the liabilities recorded have not been reduced by any estimate of such recoveries.

   Although the timing of incurred costs, recoveries and the inclusion of provision for such costs in rates may affect the results of operations in individual periods, management believes that the outcome of the MGP issues will not have a material adverse effect on the Company's financial position or results of operations.

   Clean Air Act legislation was signed into law in November 1990. The Company has five jointly and five wholly owned coal-fired generating stations, which represent approximately 65% of the Company's electric generating capability. Each of these facilities will be impacted to varying degrees by the legislation.

   One unit at the Riverside station will be impacted by the emission reduction requirements effective in 1995. Beginning in 1995, this unit will be required to hold allowances, issued by the federal government, in order to emit sulfur dioxide. The compliance strategy for this unit includes modifications to allow for burning low-sulfur coal, modifications for nitrogen oxide control and installation of a new emission monitoring system. The Company's remaining construction expenditures relative to this work are estimated to be $2.5 million.

   The Company's other coal-fired generating units are minimally affected by the Phase I provisions of the Clean Air Act Amendments of 1990 (CAA). These generating units currently meet the new CAA sulfur dioxide emission rate standards by burning low-sulfur Wyoming coal. Additional emission rate reductions will not be required to achieve compliance. The Company estimates that sufficient emission allowances have been allocated on a system-wide basis for its units to operate at the capacity factors needed to meet system energy requirements. By the year 2000, some Company coal-fired generating units will be required to install controls to reduce emissions of nitrogen oxides. Essentially all utility generating units are subject to CAA provisions which address continuous emission monitoring, permit requirements and fees, and emission of toxic substances. The Company's remaining construction costs for the installation of low nitrogen oxide burner technology and emissions monitoring system upgrades is estimated to be $25 million.

   It is anticipated that any costs incurred by the Company to comply with the Clean Air Act legislation would be included in the cost of service on which the Company's rates for utility service are based.

   RESULTS OF OPERATIONS FOR YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

   The following table provides a summary of the earnings contributions of the Company's operations for the past three years:

                                                1994       1993      1992
                                                ----       ----      ----
Earnings in Millions of Dollars
  Utility operations.................          $110.6      $125.5    $77.9
  Nonregulated operations............            15.2        13.8      1.4
  Income (Loss) from
    discontinued operations..........            (5.6)       (3.8)     0.8
                                               -------     -------   ------
  Consolidated earnings..............          $120.2      $135.5    $80.1
                                               -------     -------   ------
                                               -------     -------   ------

Earnings Per Common Share
  Utility operations.................           $1.12        $1.29    $0.82
  Nonregulated operations............            0.16         0.14     0.01
  Income (Loss) from
    discontinued operations..........           (0.06)       (0.04)    0.01
                                               -------     -------   ------
  Consolidated earnings..............           $1.22        $1.39    $0.84
                                               -------     -------   ------
                                               -------     -------   ------

OPERATING REVENUES

   ELECTRIC:

   A combination of factors resulted in an $18.7 million, or 1.9%, increase in total electric operating revenues for 1994 compared to 1993. Electric retail revenues increased $38.9 million in 1994 compared to 1993. The increase of the retail revenues was partially offset by a decrease of approximately $20 million in sales for resale revenues. Outages at Cooper in 1994 and 1993, as well as increased retail sales volumes, reduced the amount of energy available for sales for resale. Conservation of certain coal inventories in 1994 also limited the Company's sales for resale activity.

   An increase in retail kWh sales, due mostly to increased sales to small general service and large general service customers, was the primary cause of the increase in retail revenues. The Company is allowed current recovery from most of its customers for certain fuel and power purchased costs through adjustment clauses. An increase in the cost of energy per unit sold also increased revenues through the adjustment clauses. Variations in those energy components of revenues reflect corresponding changes in fuel and power purchased costs and, thus, do not affect net income. An increase in the average rate per retail kWh also contributed to the increase in electric revenues for 1994 compared to 1993 due mostly to rate changes discussed below.

   On July 26, 1993, the Company implemented temporary electric rates for some of its Iowa customers designed to increase annual electric revenues by $6.8 million. The IUB approved final rates at the $6.8 million increase level, which became effective April 15, 1994.

   On July 28, 1993, an annual electric rate increase in Illinois of $9.6 million became effective following Illinois Commerce Commission (ICC) approval. On rehearing, the ICC approved a rate rider that permits the Company to recover costs of investigation, remediation and litigation relating to former manufactured gas plant sites. In addition, on January 1, 1994, Quad-Cities Station nuclear decommissioning costs included in Illinois customer billings through a rate rider were increased by $1.2 million annually. The previously mentioned rate increases were partially offset by a $3.2 million decrease in revenues in 1994 reflecting the expiration of the Company's Louisa Phase-In Clause (LPIC) on June 30, 1993. Increased revenues collected through rate riders relating to former



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manufactured gas plant sites and nuclear decommissioning and the decreased revenues from expiration of the LPIC did not affect net income due to a corresponding increase or decrease in costs.


   Total electric operating revenues in 1993 were $66.9 million, or 7.2%, greater than 1992 revenues. Electric retail revenues increased $69.5 million primarily due to a return to more normal weather in the Company's utility service territory. Temperatures, measured in cooling degree days, during the 1993 cooling season were significantly warmer than temperatures during the cooling season in 1992. Total electric retail sales increased approximately 6% for 1993 compared to 1992.

    The Company began billing higher interim electric rates to some of its Iowa customers in July 1992 which were designed to increase annual revenues by $7.5 million. Effective January 1, 1993, the IUB approved a final annual increase in that rate proceeding of $10.4 million, including $4.8 million related to Quad-Cities Station nuclear decommissioning costs, which did not affect net income due to a corresponding increase in expense. As previously mentioned, rates were also increased in July 1993 in Iowa and Illinois. These rate increases were partially offset by a $3.3 million decrease in 1993 revenues reflecting the expiration of the LPIC on June 30, 1993.

   In September 1992, the Company implemented a rate reduction for some of its Iowa customers reflecting a $4.6 million decrease in annual revenues. In October 1992, the Company implemented a rate increase for customers on another portion of its system reflecting a $19.3 million increase in revenues.

   GAS:

   Gas operating revenues for 1994 decreased $47.0 million, or 8.7%, compared to 1993 due to a decrease in retail natural gas sales. Temperatures, measured in heating degree days, decreased considerably in 1994 compared to 1993, resulting in the decrease in retail MMBtu sales. The effect of rate increases partially offset the decrease in revenues due to lower sales volumes.

   In July 1993, an annual gas rate increase in Illinois of $2 million became effective following ICC approval. Also, on rehearing the ICC approved a rate rider that permits the Company to recover costs of investigation, remediation and litigation relating to former manufactured gas plant sites. Interim rates representing approximately an $8.2 million increase in annual revenues went into effect in October 1994 for some of the Company's Iowa gas customers.

   Gas revenues increased $54.3 million, or 11.2%, in 1993 compared to 1992. Unusually mild weather during the 1992 heating season had the most significant influence on the fluctuation in revenues between the years 1993 and 1992. Measured in heating degree days, temperatures in 1993 were substantially colder than the mild temperatures in 1992. The recovery through purchased gas adjustment clauses of higher purchased gas costs per unit also increased revenues. Variations in purchased gas cost billings reflect corresponding changes in the cost of gas sold and, thus, do not affect net income. In addition to the higher rates in Illinois, as discussed previously, the Company in July 1992 began billing higher gas rates of $4.7 million on an annual basis to some customers in Iowa. Effective January 1, 1993, the IUB approved a final annual increase of $5.4 million. In addition, the Company began billing its customers for the costs of gas energy efficiency plans in

Illinois in April of 1993. Such billings of approximately $1.1 million did not affect net income due to the corresponding amortization of previously deferred costs.

OPERATING EXPENSES

   Changes in the cost of electric fuel, energy and capacity (collectively, Energy Costs) reflect fluctuations in generation mix, fuel cost and energy and capacity purchases. Energy Costs for 1994 decreased compared to 1993 due primarily to the reduction in sales for resale. The decrease due to reduced sales of electricity was partially offset by an increase in the average Energy Cost per unit. Part of the increase in the average Energy Cost per unit was due to the outage at Cooper which required the Company to use more expensive generation and purchased power.

   Energy Costs increased in 1993 compared to 1992 due to an increase in the average Energy Cost per unit. A decrease in sales for resale partially offset the effect of the increase in average Energy Cost.

   Cost of gas sold decreased in 1994 compared to 1993 due primarily to decreased sales, as discussed above. A small decrease in the average cost per unit sold also contributed to the decrease. In 1993, the cost of gas sold increased compared to 1992 due mostly to an increase in sales reflecting colder temperatures during the 1993 heating season. The average cost of gas per unit sold increased in 1993 compared to 1992.

   Cooper Nuclear Station non-fuel costs increased $16.7 million and $5.9 million for 1994 and 1993, respectively, due to an increase in operations and maintenance costs. The Company anticipates significant increases in these costs but will continue to seek recovery of such costs through the ratemaking process.

   Utility other operating and maintenance expenses were relatively unchanged for 1994 compared to 1993. Costs related to the Merger and increased operations and maintenance costs at the Quad-Cities Station increased expenses in 1994 compared to 1993. These increases were substantially offset by the recognition of a regulatory asset, in order to be consistent with regulatory treatment, for energy efficiency costs expensed in prior years, and decreases in various other expenses.

   Utility other operating and maintenance expenses in 1993 increased compared to 1992. Increased costs at the Quad-Cities Station, the timing of generating plant maintenance, amortization of previously deferred energy efficiency plan costs and increases in certain employee benefit costs, in part due to the adoption of FAS 106, were the major causes of the increase in 1993.

   The provision for depreciation increased in over the three year period due primarily to a greater provision for Quad-Cities Station nuclear decommissioning, consistent with current ratemaking treatment, and greater utility plant investment.

   Income tax expense increased over the three year period due primarily to higher taxable income. An increase in the income tax rate in 1993 also contributed to the increase. The Omnibus Budget Reconciliation Act of 1993 which was signed into law on August 10, 1993, increased the rate by one percentage point retroactive to January 1, 1993.

   Property taxes increased in 1994 compared to 1993 and decreased in 1993 compared to 1992 due mostly to changes in property assessment values.

OTHER INCOME

   Revenues for the Company's subsidiaries increased $38.1 million in 1994 compared to 1993 and $71.0 million in 1993 compared to 1992 due primarily to increased sales of natural gas. The increase in natural gas revenues for 1994 is mostly attributable to the purchase of the assets of an existing nonregulated gas business on January 31, 1994. Higher production volumes reflecting additional acquired reserves and successful drilling results also contributed to the increase in revenues for 1994 and 1993. A reduction in revenues due to lower oil sales prices in 1994 and 1993, and lower gas sales prices in 1994, partially offset the increases. In the event that 1995 oil and gas sales prices are below the 1994 prices, oil and gas operating income could be reduced from the 1994 levels.

   The main cause of the increase in other income of the subsidiaries in 1993 is the effect of certain real estate write-downs and valuation adjustments recorded in 1992. Gains on the sale of investments in stocks also contributed to the 1993 increase.

   Expenses of the subsidiaries increased in 1994 and in 1993 compared to the respective prior years primarily due to an increase in the cost of gas sold related to the increase in sales discussed above. In addition, greater oil and gas expenses, increased interest expense reflecting higher rates and greater other operating expenses contributed to the increase.

   Subsidiary expenses in 1993 increased compared to 1992 primarily due to greater oil and gas expenses, increased interest expense reflecting InterCoast's additional long-term debt outstanding and greater other operating expenses.

   The variations in miscellaneous other income between the years presented is due to a gain on the exchange of natural gas service territories in the third quarter of 1993. The Company recorded an $11.5 million aftertax gain on the transaction in 1993.

UTILITY INTEREST CHARGES

   Decreased interest on long-term debt in 1994 compared to 1993 and in 1993 compared to 1992 reflects refinancing of several series of long-term debt at lower interest rates.

DISCONTINUED OPERATIONS

   In October 1994, the Company announced its intent to divest its construction subsidiaries. As a result, the Company recorded an anticipated $3.8 million loss on the disposal of those subsidiaries in the third quarter of 1994. The sale of certain assets of one of the subsidiaries was completed in December 1994, and the sale of the other construction subsidiary was completed in March 1995.